SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 3, 1999
(Date of earliest event reported)

Bear Stearns Commercial Mortgage Securities Inc.
Sponsor)
(Issuer in Respect of Commercial Mortgage Pass-Through
Certificates Series 1999-C1)
Exact name of registrant as specified in charter)

Delaware                333-61783     3411414
(State or other juris-  (Commission  (I.R.S. Employer
diction of organization) File No.)   Identification No.)

245 Park Avenue, New York, New York       10167
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including area code
(212) 272-2000

(Former name or former address, if changed since last report.)

ITEM 5.	OTHER EVENTS

		This Current Report on Form 8-K relates to the Trust Fund formed, and the Commercial Mortgage Pass-Through Certificates Series 1999-C1 issued pursuant to, a Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as sponsor, GE Capital Loan Services, Inc., as master servicer and GE Capital Realty Group, Inc. as special servicer, LaSalle National Bank, as trustee and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent. The Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3(File No.333-61783) the "Registration Statement").

		Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

		Pursuant to Section 3.20 of the Pooling and Servicing Agreement, the Trustee is filing this Current Report containing the July 14, 1999 monthly distribution report.


This Current Report is being filed by the Trustee, in its capacity as such under the Pooling and Servicing Agreement, on behalf of the Registrant. The information reported and contained herein has been supplied to the Trustee by one or more of the Master Servicer, the Special Servicer or other third parties without independent review or investigation by the Trustee.

Pursuant to the Pooling and Servicing Agreement, the Trustee is not responsible for the accuracy or completeness of such information.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
   INFORMATION AND

EXHIBITS

Exhibit No.	Description

99.1         Monthly distribution report pursuant to
Section 4.02 of the Pooling and Servicing
Agreement for the distribution on
July 14, 1999.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

LASALLE NATIONAL BANK, IN ITS CAPACITY AS TRUSTEE
UNDER THE POOLING AND SERVICING AGREEMENT ON
BEHALF OF GS MORTGAGE SECURITIES CORPORATION II,
REGISTRANT

		By: /s/ Russell Goldenberg
			Russell Goldenberg,
			Senior Vice President


Date: July 16, 1999













ABN AMRO
LaSalle National Bank

Administrator:
  Robert Castle  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

Bear Stearns Commercial Mortgage Securities Inc., Depositor
GE Capital Loan Services, Inc., Servicer
GE Capital Realty Group, Inc., Special Servicer
Commercial Mortgage Pass-Through Certificates
Series 1999-C1
ABN AMRO Acct: 67-8101-90-8

Statement Date       07/15/99
Payment Date:        07/15/99
Prior Payment:       06/15/99
Record Date:         05/31/99